UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 10, 2014

Bitcoin Shop, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-151252	26-2477977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10020 Raynor Rd. Silver Spring, Maryland	20901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 764-1084

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    Other Events

Bitcoin Shop, Inc., a Nevada corporation (the “Company”) entered into a lockup agreement with certain holders of an aggregate of 380,000 shares of the Company’s Series B Convertible Preferred Stock (the “Preferred Stock”), which is convertible into shares of the Company’s common stock on a one for one hundred basis (the “Lockup Agreement” and such 380,000 shares of Preferred Stock, the “Locked Up Shares”).  The holders of the Locked Up Shares have agreed, for a period of three months, not to convert any Locked Up Shares in excess of such holder's pro rata portion of 35% of the composite aggregate trading volume of the Company’s common stock, calculated for the period beginning on the date prior to the proposed conversion and ending on the date of conversion, taking into account any prior conversions.

The foregoing does not purport to be a complete description of the terms of the Lockup Agreement and is qualified in its entirety by the full text of the Lockup Agreement, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following is filed as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Form of Lockup

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BITCOIN SHOP INC.

Dated: February 10, 2014	By:	/s/ Charles W. Allen
Charles W. Allen
Chief Executive Officer